                                                                  Exhibit 4.1

                                                                EXECUTION COPY

==============================================================================





                               LENNAR CORPORATION

                                    as Issuer

                                       and

                          THE GUARANTORS NAMED THEREIN

                                       and

                           BANK ONE TRUST COMPANY, NA

                                   as Trustee

                                    INDENTURE

                             Dated as of May 3, 2000

                               up to $525,000,000

                      9.95% Senior Notes due 2010, Series A

                      9.95% Senior Notes due 2010, Series B


                              CROSS REFERENCE TABLE
                              ---------------------
TIA Section                                                              Indenture Section
-----------                                                              ------------------

   310(a)(1)..............................................................        7.10
      (a)(2)..............................................................        7.10
      (a)(3)..............................................................        N.A.
      (a)(4)..............................................................        N.A.
      (a)(5)..............................................................        7.10
      (b).................................................................        7.8; 7.10; 11.2
      (c).................................................................        N.A.
   311(a).................................................................        7.11
      ((b)................................................................        7.11
      (c).................................................................        N.A.
   312(a).................................................................        2.5
      (b).................................................................        11.3
      (c).................................................................        11.3
   313(a).................................................................        7.6
      (b)(1)..............................................................        N.A.
      (b)(2)..............................................................        7.6
      (c).................................................................        7.6; 11.2
      (d).................................................................        7.6
   314(a).................................................................        4.6; 4.8; 11.2
      (b).................................................................        N.A.
      (c)(1)..............................................................        7.2; 11.4
      (c)(2)..............................................................        7.2; 11.4
      (c)(3)..............................................................        N.A.
      (d).................................................................        N.A.
      (e).................................................................        11.5
      (f).................................................................        N.A.
   315(a).................................................................        7.1(b)
      (b).................................................................        7.5; 11.2
      (c).................................................................        7.1(a)
      (d).................................................................        6.5; 7.1(c)
      (e).................................................................        6.11
   316(last sentence).....................................................        2.9
      (a)(1)(A)...........................................................        6.5
      (a)(1)(B)...........................................................        6.4
      (a)(2)..............................................................        N.A.
      (b).................................................................        6.7
      (c).................................................................        9.4
   317(a)(1)..............................................................        6.8
      (a)(2)..............................................................        6.9
      (b).................................................................        2.4
   318(a).................................................................        11.1
      (c).................................................................        11.1


-------------------
N.A. means Not Applicable.

Note: This cross-reference table shall not, for any purpose, be deemed to be a part of the Indenture.

                                      (i)


                                                 TABLE OF CONTENTS

                               ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions..........................................................................................1

SECTION 1.2. Incorporation by Reference of TIA...................................................................26
SECTION 1.3. Rules of Construction...............................................................................27

                                                ARTICLE II. THE NOTES

SECTION 2.1. Form and Dating.....................................................................................27

SECTION 2.2. Execution and Authentication; Aggregate Principal Amount............................................28
SECTION 2.3. Registrar and Paying Agent..........................................................................29
SECTION 2.4. Paying Agent to Hold Assets in Trust................................................................30
SECTION 2.5. Holder Lists........................................................................................30
SECTION 2.6. Transfer and Exchange...............................................................................31
SECTION 2.7. Replacement Notes...................................................................................31
SECTION 2.8. Outstanding Notes...................................................................................32
SECTION 2.9. Treasury Notes......................................................................................32
SECTION 2.10. Temporary Notes....................................................................................32
SECTION 2.11. Cancellation.......................................................................................33
SECTION 2.12. Defaulted Interest.................................................................................33
SECTION 2.13. CUSIP Number.......................................................................................34
SECTION 2.14. Deposit of Monies..................................................................................34
SECTION 2.15. Restrictive Legends................................................................................34
SECTION 2.16. Book-Entry Provisions for Global Security. ........................................................34
SECTION 2.17. Special Transfer Provisions........................................................................36
SECTION 2.18. Liquidated Damages Under Registration Rights Agreement.............................................39

                                               ARTICLE III. REDEMPTION

SECTION 3.1. Notices to Trustee..................................................................................39
SECTION 3.2. Selection of Notes to Be Redeemed...................................................................39
SECTION 3.3. Optional Redemption.................................................................................40
SECTION 3.4. Notice of Redemption................................................................................40
SECTION 3.5. Effect of Notice Defect.............................................................................41
SECTION 3.6. Deposit of Redemption Price.........................................................................41
SECTION 3.7. Notes Redeemed in Part..............................................................................42

                                                ARTICLE IV. COVENANTS

SECTION 4.1. Payment of Notes....................................................................................42
SECTION 4.2. Maintenance of Office or Agency.....................................................................42
SECTION 4.3. Corporate Existence.................................................................................42
SECTION 4.4. Payment of Taxes and Other Claims...................................................................43
SECTION 4.5. Maintenance of Insurance............................................................................43
SECTION 4.6. Compliance Certificate; Notice of Default...........................................................43
SECTION 4.7. Compliance with Laws................................................................................44
SECTION 4.8. Commission Reports..................................................................................44
SECTION 4.9. Waiver of Stay, Extension or Usury Laws.............................................................45


                                      (ii)

SECTION 4.10. Limitation on Restricted Payments..................................................................45
SECTION 4.11. Limitation on Transactions with Affiliates.........................................................48
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness................................................50
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries............51
SECTION 4.14. Change in Control..................................................................................52
SECTION 4.15. Limitation on Preferred Stock of Restricted Subsidiaries.  ........................................54
SECTION 4.16. Limitation on Liens................................................................................55
SECTION 4.17. Conduct of Business................................................................................55
SECTION 4.18. Limitation on Asset Dispositions...................................................................55

                                          ARTICLE V. SUCCESSOR CORPORATION

SECTION 5.1. Merger, Consolidation and Sale of Assets.  .........................................................58
SECTION 5.2. Successor Corporation Substituted...................................................................60

                                                ARTICLE VI. REMEDIES

SECTION 6.1. Events of Default...................................................................................60
SECTION 6.2. Acceleration........................................................................................62
SECTION 6.3. Other Remedies......................................................................................63
SECTION 6.4. Waiver of Past Defaults.............................................................................63
SECTION 6.5. Control by Majority.................................................................................63
SECTION 6.6. Limitation on Suits.................................................................................64
SECTION 6.7. Right of Holders to Receive Payment.................................................................64
SECTION 6.8. Collection Suit by Trustee..........................................................................64
SECTION 6.9. Trustee May File Proofs of Claim....................................................................65
SECTION 6.10. Priorities.........................................................................................65
SECTION 6.11. Undertaking for Costs..............................................................................66
SECTION 6.12. Restoration of Rights and Remedies.................................................................66

                                                ARTICLE VII. TRUSTEE

SECTION 7.1. Duties of Trustee...................................................................................66
SECTION 7.2. Rights of Trustee...................................................................................67
SECTION 7.3. Individual Rights of Trustee........................................................................68
SECTION 7.4. Trustee's Disclaimer................................................................................69
SECTION 7.5. Notice of Default...................................................................................69
SECTION 7.6. Reports by Trustee to Holders.......................................................................69
SECTION 7.7. Compensation and Indemnity..........................................................................69
SECTION 7.8. Replacement of Trustee..............................................................................71
SECTION 7.9. Successor Trustee by Merger, Etc....................................................................72
SECTION 7.10. Eligibility; Disqualification......................................................................72
SECTION 7.11. Preferential Collection of Claims Against Lennar...................................................72

                                  ARTICLE VIII. DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1. Termination of Company's Obligations................................................................72
SECTION 8.2. Application of Trust Money..........................................................................74


                                     (iii)


SECTION 8.3. Repayment to Lennar.................................................................................75
SECTION 8.4. Reinstatement.......................................................................................75
SECTION 8.5. Acknowledgment of Discharge by Trustee..............................................................75

                                      ARTICLE IX. MODIFICATION OF THE INDENTURE

SECTION 9.1. Without Consent of Holders..........................................................................76
SECTION 9.2. With Consent of Holders.............................................................................76
SECTION 9.3. Compliance with TIA.................................................................................77
SECTION 9.4. Revocation and Effect of Consents...................................................................77
SECTION 9.5. Notation on or Exchange of Notes....................................................................77
SECTION 9.6. Trustee to Sign Amendments, Etc.....................................................................78

                                            ARTICLE X. GUARANTEE OF NOTES

SECTION 10.1. Unconditional Guarantee............................................................................78
SECTION 10.2. Limitations on Guarantees..........................................................................79
SECTION 10.3. Execution and Delivery of Guarantee................................................................80
SECTION 10.4. Release of a Guarantor.............................................................................80
SECTION 10.5. Waiver of Subrogation..............................................................................81
SECTION 10.6. No Set-Off.........................................................................................82
SECTION 10.7. Obligations Absolute...............................................................................82
SECTION 10.8. Obligations Continuing.............................................................................82
SECTION 10.9. Obligations Not Reduced............................................................................82
SECTION 10.10. Obligations Reinstated............................................................................83
SECTION 10.11. Obligations Not Affected..........................................................................83
SECTION 10.12. Waiver............................................................................................84
SECTION 10.13. No Obligation to Take Action Against the Company..................................................84
SECTION 10.14. Dealing with the Company and Others...............................................................84
SECTION 10.15. Default and Enforcement...........................................................................85
SECTION 10.16. Amendment, Etc....................................................................................85
SECTION 10.17. Acknowledgment....................................................................................85
SECTION 10.18. Costs and Expenses................................................................................85
SECTION 10.19. No Merger or Waiver; Cumulative Remedies..........................................................86
SECTION 10.20. Survival of Obligations...........................................................................86
SECTION 10.21. Guarantee in Addition to Other Obligations........................................................86
SECTION 10.22. Severability......................................................................................86
SECTION 10.23. Successors and Assigns............................................................................86

                                              ARTICLE XI. MISCELLANEOUS

SECTION 11.1. TIA Controls.......................................................................................87
SECTION 11.2. Notices............................................................................................87
SECTION 11.3. Communications by Holders with Other Holders.......................................................88
SECTION 11.4. Certificate and Opinion as to Conditions Precedent.................................................88
SECTION 11.5. Statements Required in Certificate or Opinion......................................................88
SECTION 11.6. Rules by Trustee, Paying Agent, Registrar..........................................................89
SECTION 11.7. Legal Holidays.....................................................................................89
SECTION 11.8. Governing Law......................................................................................89
SECTION 11.9. No Adverse Interpretation of Other Agreements......................................................89
SECTION 11.10. No Personal Liability.............................................................................89
SECTION 11.11. Successors........................................................................................90


                                      (iv)


SECTION 11.12. Duplicate Originals...............................................................................90
SECTION 11.13. Severability......................................................................................90

                                       (v)

              INDENTURE, dated as of May 3, 2000, among Lennar Corporation, a Delaware corporation ("Lennar"), each of the Guarantors named herein, and Bank One Trust Company, N.A., as Trustee, the "Trustee").

              Lennar has duly authorized the creation of an issue of its 9.95% Senior Notes due 2010, Series A, and its 9.95% Senior Notes due 2010, Series B, to be issued in exchange for the 9.95% Senior Notes due 2010, Series A, pursuant to the Registration Rights Agreement (as defined herein) and, to provide therefor, Lennar has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by Lennar, and authenticated and delivered hereunder, the valid obligations of Lennar, and to make this Indenture a valid and binding agreement of Lennar, have been done.

              Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined) of Lennar's 9.95% Senior Notes due 2010, Series A and Series B.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

              SECTION 1.1. Definitions.

              "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary Guarantor (or is merged into Lennar or any Restricted Subsidiary Guarantor) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary Guarantor (or is merged into Lennar or any Restricted Subsidiary Guarantor) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into Lennar or any Restricted Subsidiary) and (2) with respect to Lennar or any Restricted Subsidiary Guarantor, any Indebtedness expressly assumed by Lennar or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than Lennar or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by Lennar or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into Lennar or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

              "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

              "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

              "Affiliate Transaction" has the meaning provided in Section 4.11.

              "Agent" means any Registrar, Paying Agent or co-Registrar.

              "Agent Members" has the meaning provided in Section 2.16.

              "Asset Acquisition" means (1) an Investment by Lennar or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Lennar or any Restricted Subsidiary or (2) the acquisition by Lennar or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

              "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by Lennar or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $15 million. The term "Asset Disposition" shall not include:

              (1) a transaction between Lennar and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

              (2) a transaction in the ordinary course of conduct of the Real Estate Business by Lennar and the Restricted Subsidiaries,

              (3) a transaction involving the sale of Capital Stock in, or the disposition of assets of, an Unrestricted Subsidiary,

              (4) any exchange or swap of assets of Lennar or any Restricted Subsidiary for assets that (x) are to be used by Lennar or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

              (5) any sale, transfer, conveyance, lease or other disposition of assets and properties of Lennar that is governed by Section 5.1,

              (6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business, or

              (7) transfers of assets to Unrestricted Subsidiaries to the extent the Fair Market Value of the asset so transferred constitutes a Restricted Payment permitted by the Indenture.

              "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

              "Authenticating Agent" has the meaning provided in Section 2.2.

              "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

              "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

              "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock. In no event shall Lennar's Zero Coupon Senior Convertible Debentures due 2018 be considered Capital Stock.

              "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

              "Cash Equivalents" means:

              (1) U.S. dollars;

              (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

              (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

              (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

              (5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition;

              (6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses
       (1) through (5); and

              (7) solely for purposes of any defeasance escrow or required collateral deposit, securities and other investments eligible for such purpose under the terms of the agreement or instrument pursuant to which such escrow or deposit is established.

              "Change in Control" means the occurrence after the Issue Date of any of the following:

              (1) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than Lennar, any Subsidiary, any employee benefit plan of Lennar or any Subsidiary, or Permitted Holders is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving Lennar), of shares of Lennar's Capital Stock entitling such Person to exercise in excess of 50% of the total voting power of all shares of Lennar's Capital Stock entitled to vote generally in the election of directors;

              (2) Lennar consolidates with, or Lennar merges into, any other Person, any other Person merges into Lennar or Lennar sells or transfers its assets, as an entirety or substantially as an entirety, to another Person (other than (a) any such transaction pursuant to which the holders of Capital Stock of Lennar entitled to vote generally in the election of directors, immediately prior to such transaction have, directly or indirectly, shares of Capital Stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of Capital Stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (b) any merger (i) which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Lennar's Common Equity or (ii) which Lennar effects solely to change the jurisdiction of its incorporation and results in a reclassification, conversion or exchange of outstanding shares of Lennar's Common Equity solely into shares of stock carrying substantially the same relative rights as such Common Equity); or

              (3) if the individuals who serve on Lennar's Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other individual whose election to Lennar's Board of Directors or whose nomination for election by Lennar's stockholders was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

       The term "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act.

              "Change in Control Offer" has the meaning provided in Section
4.14.

              "Change in Control Purchase Date" has the meaning provided in
Section 4.14.

              "Commission" means the Securities and Exchange Commission.

              "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, but in either case excludes Preferred Stock.

              "Consolidated Adjusted Tangible Assets" of Lennar as of any date means the Consolidated Tangible Assets of Lennar and the Restricted Subsidiaries at the end of the most recent fiscal quarter ending at least 45 days prior to the date, less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

              "Consolidated Cash Flow Available for Fixed Charges" means, for any period, on a consolidated basis for Lennar and the Restricted Subsidiaries, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

              (1) income taxes,

              (2) Consolidated Interest Expense,

              (3) depreciation and amortization expenses and other non-cash charges to earnings and

              (4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

              "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

              (1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of Lennar or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average monthly balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

              (2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Lennar or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income", of any actual Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition (without further adjustment), had occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income included in that Consolidated Cash
       Flow Available for Fixed Charges would be excluded pursuant to the definition of "Consolidated Net Income", other than clause (2) thereof, if it applied to the Person or assets involved before they were acquired;

              (3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

              (4) solely for the purposes of this definition, the redesignation of an Unrestricted Subsidiary to be a Restricted Subsidiary shall be deemed to be an Asset Acquisition.

              Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio",

              (a) interest determined at a fluctuating rate on Indebtedness in respect of which a pro forma calculation is required (including Indebtedness actually incurred on the Transaction Date) which will continue to be so determined after the Transaction Date, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

              (b) notwithstanding clause (a) above, interest on such Indebtedness determined at a fluctuating rate, to the extent such interest is covered by Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

              "Consolidated Interest Expense" of Lennar for any period means the Interest Expense of Lennar and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

              "Consolidated Interest Incurred" for any period means the Interest Incurred of Lennar and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

              "Consolidated Net Income" for any period means the aggregate net income (or loss) of Lennar and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

              (1) the net income (or loss) of (x) any Unrestricted Subsidiary or
       (y) any Person (other than a Restricted Subsidiary) in which any Person other than Lennar or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by Lennar or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of Lennar's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during the period commencing with the first day of the fiscal quarter in which the Issue Date occurs and ending with the period of calculation (taken as a single accounting period),

              (2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Lennar or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by Lennar or any Restricted Subsidiary,

              (3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

              (4) the gains or losses, together with any related provision for taxes, realized during such period by Lennar or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of Lennar or any Restricted Subsidiary or (b) any Asset Disposition by Lennar or any Restricted Subsidiary,

              (5) any extraordinary gain or loss together with any related provision for taxes, realized by Lennar or any Restricted Subsidiary, and

              (6) any non-recurring expense recorded by Lennar or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of Section 4.10, clause (4)(b) above shall not be applicable.

              "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

                  "Consolidated Tangible Assets" of Lennar as of any date means the total amount of assets of Lennar and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

              "Control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

              "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 1 Bank One Plaza, Suite IL 1-0126, Chicago, Illinois 60670-0126.

              "Covenant Defeasance" has the meaning set forth in Section 8.1.

              "Credit Facilities" means, collectively, each of the credit facilities and lines of credit of Lennar or one or more Restricted Subsidiaries in existence on the date of the Indenture and one or more other facilities or lines of credit among or between Lennar or one or more Restricted Subsidiaries and one or more lenders pursuant to which Lennar or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

              "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

              "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

              "Depository" means The Depository Trust Company, its nominees and successors.

              "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Lennar to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under Section 4.14 and such Capital Stock specifically provides that Lennar will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Lennar's repurchase of the Notes as may be required pursuant to the provisions described under Section 4.14.

              "Equity Offering" means an underwritten public offering of Common Equity of Lennar pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form) or a private placement of Common Equity of Lennar.

              "Event of Default" has the meaning provided in Section 6.1.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

              "Exchange Notes" means the 9.95% Senior Notes due 2010, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, a registration rights agreement substantially identical to the Registration Rights Agreement.

              "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

              "Fair Market Value" means, with respect to any asset (and except as otherwise provided under Section 4.10, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of Lennar or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

              "Foreign Subsidiary" means any Subsidiary incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the District of Columbia, Puerto Rico, or any territory or possession of the United States of America.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

              "Global Note" has the meaning provided in Section 2.1.

              "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by Lennar in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

              "Guarantors" means (1) initially, each of the Restricted Subsidiaries on the Issue Date, and (2) each of Lennar's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of this Indenture.

              "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

              "IAI Global Note" means, a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

              "incurrence" has the meaning set forth in Section 4.12.

              "Indebtedness" of any Person means, without duplication,

              (1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, in connection with services rendered, or in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof) or (d) in respect of Disqualified Stock,

              (2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee,

              (3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

              (4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (2) above at such date, net of any unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a

Lien securing the Indebtedness of others on the date that the Lien attaches and
(y) the amount of the Indebtedness secured. Neither the accretion of discount nor the accrual of interest shall be deemed to give rise to the incurrence of Indebtedness.

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Initial Notes" means, collectively, (i) the 9.95% Senior Notes due 2010, Series A, of Lennar issued on the Issue Date and (ii) one or more series of 9.95% Senior Notes due 2010 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, in each case for so long as such securities constitute Restricted Securities.

              "Initial Purchasers" means Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc. and Wachovia Securities, Inc.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

              "Intangible Assets" of Lennar means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of Lennar and the Restricted Subsidiaries prepared in accordance with GAAP.

              "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

              "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (1) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and (2) all interest actually paid by Lennar or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than Lennar or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

              "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

              "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

              "Investments" of any Person means (1) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (2) all guarantees of Indebtedness or other obligations of any other Person by such Person, (3) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (4) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

              "Issue Date" means the date on which the Notes are originally issued under the Indenture.

              "Land Partnership" has the meaning provided in Section 4.11.

              "Lennar" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

              "Legal Defeasance" has the meaning set forth in Section 8.1.

              "Legal Holiday" has the meaning provided in Section 11.7.

              "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

              "Marketable Securities" means (1) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (2) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

              "Maturity Date" means May 1, 2010.

              "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

              "Net Cash Proceeds" means, with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by Lennar or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property (including the terms of any consent to such sale or other disposition) or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

              "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of required amounts due on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and (except in the case of Non-Recourse Indebtedness that is Refinancing Indebtedness) such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

              "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

              "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

              "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

              "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of Lennar and otherwise complying with the requirements of Section 11.4 and 11.5.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.4 and 11.5, as they relate to the giving of an Opinion of Counsel.

              "Paying Agent" has the meaning provided in Section 2.3.

              "Permitted Holders" mean any holders of Lennar's outstanding Class B Common Stock as of the Issue Date and any permitted transferees of Class B Common Stock under the terms of Lennar's Certificate of Incorporation as it exists on the Issue Date.

              "Permitted Indebtedness" means

              (1) Indebtedness of Lennar or any Restricted Subsidiary under Credit Facilities which does not exceed $1,500 million principal amount outstanding at any one time, less, without duplication, the amount of all mandatory reductions effected under the terms of the Senior Secured Credit Facilities as in effect on the Issue Date, and the amount of all permanent reductions thereto in connection with Asset Dispositions;

              (2) intercompany debt obligations of Lennar to any Restricted Subsidiary and of any Restricted Subsidiary to Lennar or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or Lennar owed to any Restricted Subsidiary that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of
       Section 4.12 at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

              (3) Indebtedness of Lennar or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

              (4) Purchase Money Indebtedness and Attributable Debt in respect of Capitalized Lease Obligations of Lennar and any Restricted Subsidiary Guarantor; and

              (5) Indebtedness of Lennar or any Restricted Subsidiary which, together with all other Indebtedness under this clause (5), does not exceed $100 million aggregate principal amount outstanding at any one time.

              "Permitted Investment" means:

              (1) Cash Equivalents;

              (2) any Investment in Lennar or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of its assets or an operating unit or line of business to, Lennar or a Restricted Subsidiary;

              (3) any receivables, loans or other consideration taken by Lennar or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

              (4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

              (5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

              (6) loans or advances to officers, directors and employees of Lennar or any Restricted Subsidiary made in the ordinary course of business; provided, however, that and aggregate principal amount of all such loans and advances outstanding at any one time does not exceed $5 million and any such loan or advance exceeding $500,000 shall have been approved by the Board of Directors of Lennar or a committee thereof consisting of disinterested members;

              (7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

              (8) Investments in interests in collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets; and

              (9) Investments in an aggregate amount outstanding not to exceed $50 million.

              "Permitted Liens" means:

              (1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

              (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

              (3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

              (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of Lennar and the Restricted Subsidiaries,

              (5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

              (6) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of Lennar and the Restricted Subsidiaries,

              (7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Lennar and the Restricted Subsidiaries,

              (8) Liens securing (a) Indebtedness under Lennar's existing Senior Notes, (b) Indebtedness of Lennar and its Restricted Subsidiaries incurred under Credit Facilities, and (c) Indebtedness of Lennar and its Restricted Subsidiaries that has been or is being defeased,

              (9) Liens securing Non-Recourse Indebtedness of Lennar or any Restricted Subsidiary Guarantor,

              (10) Liens securing Purchase Money Indebtedness of Lennar or any Restricted Subsidiary Guarantor,

              (11) Liens on property or assets of Lennar or any Restricted Subsidiary securing Indebtedness of Lennar or any Restricted Subsidiary owing to Lennar or one or more Restricted Subsidiaries,

              (12) leases or subleases granted to others not materially interfering with the ordinary course of business of Lennar and the Restricted Subsidiaries,

              (13) Liens on property that is the subject of Capitalized Lease Obligations of Lennar or any Restricted Subsidiary Guarantor,

              (14) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture,

              (15) any right of a lender or lenders to which Lennar or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of Lennar or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

              (16) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of Lennar and its Restricted Subsidiaries,

              (17) Liens for homeowner and property owner association developments and assessments,

              (18) Liens securing Refinancing Indebtedness permitted under the Indenture; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

              (19) Liens incurred in the ordinary course of business as security for the obligations of Lennar and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers, and

              (20) any arrangement with any Person providing for the leasing by Lennar or any Restricted Subsidiary, as lessee, of a model home in their communities, which home has been or is to be sold or transferred by Lennar or such Restricted Subsidiary to such Person.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Physical Notes" has the meaning provided in Section 2.1.

              "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

              "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness determined in accordance with GAAP.

              "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

              "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A.

              "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

              "Purchase Money Indebtedness" means Indebtedness of Lennar or any Restricted Subsidiary Guarantor incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by Lennar and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

              "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

              "Qualified Stock" means Capital Stock of Lennar other than Disqualified Stock.

              "Real Estate Business" means homebuilding, housing construction, home sales, real estate development or construction and related real estate activities, including the provision of mortgage financing, title insurance and other goods and services to home buyers, home owners and other occupants of homes, including without limitation, cable TV services, home security, home design, broadband communications and other communications services and home office support services.

              "Record Date" means the Record Dates specified in the Notes.

              "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

              "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

              "Reference Date" has the meaning set forth in Section 4.10.

              "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

              "Refinancing Indebtedness" means (i) Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of Lennar or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness

(to the extent not Permitted Indebtedness) permitted to be incurred by Lennar or any Restricted Subsidiary pursuant to the terms of the Indenture and (ii) Indebtedness (to the extent not Permitted Indebtedness) of a Restricted Subsidiary Guarantor that refunds, refinances or extends any Indebtedness of such Restricted Subsidiary outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by such Restricted Subsidiary pursuant to the terms of the Indenture, but, in either case, only to the extent that

              (1) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all,

              (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,

              (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

              (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) accrued interest and premiums thereon, and
       (c) the reasonable fees and expenses incurred by Lennar or such Restricted Subsidiary Guarantor in connection with such refinancing.

              "Registrar" has the meaning provided in Section 2.3.

              "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among Lennar, the Guarantors and the Initial Purchasers.

              "Regulation S" means Regulation S under the Securities Act.

              "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

              "Required Rating" means (i) following any period during which the ratings on the Notes are not at least as high as those described in clause (ii) hereof, ratings on the Notes of at least BBB- by S&P and Baa3 by Moody's and
(ii) at all other times,
ratings on the Notes of at least (x) BBB- by S&P and Ba1 or lower by Moody's or
(y) Baa3 by Moody's and BB+ or lower by S&P.

              "Restricted Payment" means any of the following:

              (1) the declaration or payment of any dividend or any other distribution on Capital Stock of Lennar or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Lennar or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and
       (b) in the case of Restricted Subsidiaries, dividends or distributions payable to Lennar or to a Restricted Subsidiary);

              (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Lennar or any Restricted Subsidiary (other than a payment made to Lennar or any Restricted Subsidiary);

              (3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of Lennar as an Unrestricted Subsidiary); and

              (4) any principal payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of Lennar or any Subsidiary that is subordinate or junior in right of payment to the Notes or any Guarantee.

              "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

              "Restricted Subsidiary" means any Subsidiary of Lennar which is not an Unrestricted Subsidiary.

              "Restricted Subsidiary Guarantor" means any Subsidiary that is a Guarantor.

              "Rule 144A" means Rule 144A under the Securities Act.

              "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Senior Notes" means Lennar's 7-5/8% Senior Notes due 2009 and its Zero Coupon Senior Convertible Debentures due 2018.

              "Senior Secured Credit Facilities" means the senior secured credit facilities to be entered into on or before the Issue Date by Lennar, U.S. Home, Bank One, NA, Bankers Trust Company and the other banks party thereto.

              "Significant Subsidiary" means any Subsidiary of Lennar which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

              "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

              "Successor" has the meaning provided in Section 5.1.

              "Tender Offer and Consent Solicitation" means the tender offer and consent solicitation commenced by Len Acquisition Corporation on March 31, 2000, with regard to the U.S. Home Existing Debt Issues.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.3.

              "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

              "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

              "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

              "Unrestricted Subsidiary" means (i) Universal American Mortgage Company, U.S. Home Mortgage Corporation, USH Funding Corp., Fidelity Guaranty and Acceptance Corporation, U.S. Home Acceptance Corporation, U.S. Home Insurors, Inc., Texas-Wide General Agency, Inc., U.S. Home Insurance Agency, Inc. and Hometrust Insurance Company and (ii) any other Subsidiary of

Lennar so designated by a resolution adopted by the Board of Directors of Lennar or a duly authorized committee thereof as provided below; provided that
(a) the holders of Indebtedness thereof do not have direct or indirect recourse against Lennar or any Restricted Subsidiary, and neither Lennar nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness", or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of Lennar or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of Lennar or any Restricted Subsidiary.

              Subject to the foregoing, the Board of Directors of Lennar or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "Designation Amount") then outstanding of all previous Investments by Lennar and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.10, to the extent provided therein, (2) Lennar must be permitted under Section 4.10 to make the Restricted Payment deemed to have been made pursuant to clause (1), (3) such Subsidiary does not own any Preferred Stock in any other Restricted Subsidiary (other than in a Subsidiary of such Subsidiary), and (4) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with Lennar or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by Lennar or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

              The Board of Directors of Lennar or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under
Section 4.12 and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, Lennar and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.12. Any such designation or redesignation by the Board of Directors of Lennar or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of Lennar or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

              The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary in a Subsidiary of Lennar of which more than 95% of the equity interest is held by Lennar or one or more Restricted Subsidiaries shall not cause the Subsidiary to be deemed an Unrestricted Subsidiary.

              "U.S. Home" means U.S. Home Corporation.

              "U.S. Home Existing Debt Issues" means U.S. Home's 7.95% Senior Notes due 2001, its 8.25% Senior Notes due 2004, its 7.75% Senior Notes due 2005, its 8.88% Senior Subordinated Notes due 2007 and its 8.875% Senior Subordinated Notes due 2009.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

              SECTION 1.2. Incorporation by Reference of TIA.

              Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes.

              "indenture security holder" means a Holder.

              "indenture to be qualified" means this Indenture and the Guarantees.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means Lennar or any other obligor on the Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

              SECTION 1.3. Rules of Construction.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE II.

                                    THE NOTES

              SECTION 2.1. Form and Dating.

              The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, provided, that any Initial Notes issued in a public offering shall be substantially in the form of Exhibit B hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. Lennar and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

              The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Lennar and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (each, a "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by Lennar and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit
C. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued and Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

              All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by Lennar have been so complied with.

              SECTION 2.2. Execution and Authentication;
                           Aggregate Principal Amount.

              Two Officers, or an Officer and an Assistant Secretary of Lennar shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for Lennar by manual or facsimile signature. Both such signatures may be facsimile.

              If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $525,000,000 in one or more series, (ii) Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (A) in exchange for a like principal amount of Initial Notes or (B) in an aggregate principal amount of not more than the excess of $525,000,000 over the sum of the aggregate principal amount of (1) Initial Notes then outstanding, (2) Private Exchange Notes then outstanding, (3) Unrestricted Notes issued in accordance with (iii)(A) above, and (4) the aggregate principal amount of Notes, if any, theretofore redeemed or paid, in each case upon a written order of Lennar in the form of an Officers' Certificate of Lennar. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $525,000,000, except as provided in Sections 2.7 and 2.8.

              In the event that Lennar shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, Lennar shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time and provide written notice to the Trustee to such effect; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of Lennar in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax or securities laws purposes, Lennar shall use its reasonable efforts to obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding and cause such opinion to be delivered to the Trustee. Notwithstanding the foregoing or any other provision herein to the contrary, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to Lennar to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with Lennar or with any Affiliate of Lennar.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

              SECTION 2.3. Registrar and Paying Agent.

              Lennar shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Lennar in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. Lennar may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Lennar may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Section 4.14, neither Lennar nor any Affiliate of Lennar may act as Paying Agent. If Lennar elects to act as its own paying agent, Lennar will notify the Trustee of its election and will hold for the benefit of the Holders all assets for the payment of amounts due with respect to the Notes.

              Lennar shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. Lennar shall notify the Trustee of the name and address of any such Agent. If Lennar shall fail to maintain a Registrar or Paying Agent the Trustee shall act as such.

              Lennar initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to Lennar.

              SECTION 2.4. Paying Agent to Hold Assets in Trust.

              Lennar shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by Lennar or any other obligor on the Notes), and Lennar and the Paying Agent shall notify the Trustee of any Default by Lennar (or any other obligor on the Notes) in making any such payment. Lennar at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered to the Paying Agent, the Paying Agent shall have no further liability for such assets.

              SECTION 2.5. Holder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Lennar shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and Lennar shall otherwise comply with TIA Section 312(a).

              SECTION 2.6. Transfer and Exchange.

              Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Lennar, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, Lennar shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but Lennar may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.3, 4.14 or 9.5, in which event Lennar shall be responsible for the payment of such taxes or charges).

              The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

              Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

              SECTION 2.7. Replacement Notes.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, Lennar shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or Lennar, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of Lennar and the Trustee, to protect Lennar, the Trustee or any Agent from any loss which any of them may suffer if a
Note is replaced. Every replacement Note shall constitute an additional obligation of Lennar.

              SECTION 2.8. Outstanding Notes.

              Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because Lennar or any of its Affiliates holds the Note.

              If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

              If, on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

              SECTION 2.9. Treasury Notes.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by Lennar or an Affiliate of Lennar shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been informed in writing by Lennar to be so owned shall be so considered. Lennar shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

              SECTION 2.10. Temporary Notes.

              Until definitive Notes are ready for delivery, Lennar may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of Lennar in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that Lennar consider appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, Lennar shall prepare and the Trustee shall authenticate, upon receipt of a written order of Lennar pursuant to Section 2.2, definitive Notes in exchange for temporary Notes.

              SECTION 2.11. Cancellation.

              Lennar at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of Lennar, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, Lennar may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If Lennar shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

              SECTION 2.12. Defaulted Interest.

              Lennar will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. Lennar shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

              If Lennar defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by Lennar for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. Lennar shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time Lennar shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall Lennar deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, Lennar shall mail (or cause to be mailed) to each Holder, as of a recent date selected by Lennar, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(i) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, Lennar may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

              SECTION 2.13. CUSIP Number.

              In issuing the Notes, Lennar may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Lennar shall promptly notify the Trustee of any change in the CUSIP number.

              SECTION 2.14. Deposit of Monies.

              Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date or Change in Control Purchase Date, Lennar shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Change in Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity Date, Redemption Date or Change in Control Purchase Date, as the case may be.

              SECTION 2.15. Restrictive Legends.

              Each Global Note and Physical Note that constitutes a Restricted Security shall bear the Private Placement Legend on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which Lennar or any Affiliate of Lennar was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for Lennar, unless otherwise agreed by Lennar and the Holder thereof).

              Each Global Note shall also bear the legend as set forth in Exhibit C.

              SECTION 2.16. Book-Entry Provisions
                            for Global Security.

              (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository,

(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend as set forth in Exhibit C.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by Lennar, the Trustee and any Agent of Lennar or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Lennar, the Trustee or any Agent of Lennar or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

              (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies Lennar that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by Lennar within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

              (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and Lennar shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

              (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and Lennar shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

              (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.16 shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend.

              (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

              SECTION 2.17. Special Transfer Provisions.

              (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                     (i) the Registrar shall register the transfer of any Note
              constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither Lennar nor any Affiliate of Lennar has held any beneficial interest in such Note, or portion thereof, or predecessor security at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

                     (ii) if the proposed transferee is an Agent Member and the
              Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as to case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

              (b) Transfers to QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                     (i) the Registrar shall register the transfer of any
              Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised Lennar and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Lennar and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Lennar as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                     (ii) if the proposed transferee is an Agent Member, and the
              Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Notes to be transferred.

              (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither Lennar nor any Affiliate of Lennar has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Lennar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

              (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. Lennar shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

              (f) Transfer of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of Lennar within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of Lennar (other than by an Affiliate of Lennar) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which Lennar or any Affiliate of Lennar was an owner of such Note, in each case, bear the Private Placement Legend, unless otherwise agreed by Lennar (with written notice thereof to the Trustee).

              (g) Notice of Affiliate Purchases. In connection with the purchase or sale of any Note or any beneficial interest therein by Lennar or any Affiliate thereof (other than a sale to the Initial Purchasers pursuant to the Purchase Agreement), Lennar shall file with the Trustee and Registrar a written notice identifying the transaction as such for the purposes hereof.

              SECTION 2.18. Liquidated Damages Under
                            Registration Rights Agreement.

              Under certain circumstances, Lennar shall be obligated to pay certain liquidated damages to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                  ARTICLE III.

                                   REDEMPTION

              SECTION 3.1. Notices to Trustee.

              If Lennar elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

              Lennar shall give each notice provided for in this Section 3.1 to the Trustee at least 30 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee for its administrative convenience, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

              SECTION 3.2. Selection of Notes to Be Redeemed.

              In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, by lot, on a pro rata basis or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures), unless such method is otherwise prohibited.

              SECTION 3.3. Optional Redemption.

              (a) The Notes will be redeemable, at Lennar's option, in whole or in part at any time, or from time to time, on or after May 1, 2005, upon not less than 30 nor more than 60 days' notice to the Holders, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:



                  Year                                                                        Percentage
                  ----                                                                        ----------
                  2005.......................................................................  104.975%
                  2006.......................................................................  103.317%
                  2007.......................................................................  101.658%
                  2008 and thereafter........................................................  100.000%


              (b) Notwithstanding Section 3.3(a), at any time, or from time to time, on or prior to May 1, 2003, Lennar may, at its option, redeem, with the net cash proceeds of one or more Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued and sold by Lennar at a redemption price equal to 109.950% of the principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Notes issued and sold by Lennar remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, Lennar shall mail notice of such redemption not more than 60 days after the consummation of any such Equity Offering.

              SECTION 3.4. Notice of Redemption.

              At least 30 days but not more than 60 days before a Redemption Date, Lennar shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At Lennar's request, the Trustee shall give the notice of redemption in Lennar's name and at Lennar's expense. Lennar shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

              Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

              (1) the Redemption Date;

              (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

              (3) the name and address of the Paying Agent;

              (4) the subparagraph of the Notes pursuant to which such redemption is being made;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

              (6) that, unless Lennar defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

              (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

              (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

              Lennar will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

              SECTION 3.5. Effect of Notice Defect.

              Once notice of redemption is mailed in accordance with Section 3.4, such notice of redemption shall be irrevocable and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall cease to accrue on or after the Redemption Date unless Lennar defaults in payment of the Redemption Price.

              SECTION 3.6. Deposit of Redemption Price.

              On or before the Redemption Date and in accordance with Section 2.14, Lennar shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to Lennar any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

              Unless Lennar fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

              SECTION 3.7. Notes Redeemed in Part.

              Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV.

                                    COVENANTS

              SECTION 4.1. Payment of Notes.

              (a) Lennar shall pay all amounts due with respect to the Notes on the dates and in the manner provided in the Notes and in this Indenture.

              (b) Any amount due with respect to the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Lennar or any of its Affiliates) holds, prior to 11:00 a.m., New York City time, on that date, U.S. Legal Tender designated for and sufficient to pay the amount in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

              (c) Notwithstanding anything to the contrary contained in this Indenture, Lennar may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from payments hereunder.

              SECTION 4.2. Maintenance of Office or Agency.

              Lennar shall maintain the office or agency required under Section
2.3. Lennar shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Lennar shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

              SECTION 4.3. Corporate Existence.

              Except as otherwise permitted by Article V, Lennar shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of

Lennar and each such Restricted Subsidiary; provided, however, that Lennar shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of Lennar shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of Lennar and the Restricted Subsidiaries, taken as a whole.

              SECTION 4.4. Payment of Taxes and Other Claims.

              Lennar shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or properties of it or any of the Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Lennar or any of the Restricted Subsidiaries; provided, however, that Lennar shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

              SECTION 4.5. Maintenance of Insurance.

              Lennar shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of Lennar, are adequate and appropriate for the conduct of the business of Lennar and the Restricted Subsidiaries in a prudent manner, with reputable insurers.

              SECTION 4.6. Compliance Certificate;
                           Notice of Default.

              (a) Lennar shall deliver to the Trustee, within 90 days after the end of each of Lennar's fiscal years, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be Lennar's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, of Lennar's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee of any change in Lennar's fiscal year-end.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of Lennar's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

              (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, Lennar shall deliver to the Trustee, at its address set forth in Section 11.2, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon Lennar's becoming aware of such occurrence.

              SECTION 4.7. Compliance with Laws.

              Lennar shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of Lennar and its Subsidiaries taken as a whole.

              SECTION 4.8. Commission Reports.

              (a) Lennar shall file with the Commission all information, documents and reports to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not Lennar is subject to such filing requirements so long as the Commission will accept such filings. Lennar (at its own expense) shall deliver to the Trustee within 15 days after it files them with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Lennar files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the

TIA, Lennar shall also comply with the provisions of TIA Section 314(a).

              (b) At Lennar's expense, regardless of whether Lennar is required to furnish such reports to its stockholders pursuant to the Exchange Act, Lennar shall within 15 days after it files them with the Commission, cause an annual report and each quarterly or other financial report to be delivered to the Trustee and the Trustee will mail them to the Holders at their addresses appearing in the registration books of the Registrar.

              (c) Lennar shall, upon request, provide to any Holder or any prospective transferee of any such Holder any information concerning Lennar (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A.

              SECTION 4.9. Waiver of Stay, Extension
                           or Usury Laws.

              Lennar covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Lennar from paying all or any portion of the Obligations on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Lennar hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

              SECTION 4.10. Limitation on Restricted Payments.

              (a) Unless the Notes are rated the Required Rating (during which time this Section 4.10 will not be in effect), Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

              (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

              (2) immediately after giving effect to such Restricted Payment, Lennar could incur at least $1.00 of Indebtedness pursuant to Section 4.12(a); and

              (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of:

              (a) 50% of the Consolidated Net Income of Lennar on a cumulative basis during the period (taken as one accounting period) from and including June 1, 2000 and ending on the last day of Lennar's most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

              (b) 100% of the aggregate net cash proceeds of and the fair market value of Property received by Lennar from (1) any capital contribution to Lennar after the Issue Date or any issue or sale after the Issue Date of Qualified Stock (other than to any Subsidiary of Lennar and excluding the proceeds of any Qualified Stock to the extent applied to the optional redemption of Notes as described under Section 3.3(b)) and (2) the issue or sale after the Issue Date of any Indebtedness or other securities of Lennar convertible into or exercisable for Qualified Stock of Lennar that have been so converted or exercised, as the case may be, plus

              (c) in the case of the disposition or repayment or other return of capital of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the calculation of the Consolidated Net Income referred to in clause (a) above) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of the Consolidated Net Income referred to in clause (a) above), plus

              (d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date and only to the extent not included in the calculation of the Consolidated Net Income referred to in clause (a) above), an amount equal to the lesser of (x) the proportionate interest of Lennar or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

              (e) $75 million.

              (b) The provisions of Section 4.10(a)(2) and (3) will not prohibit the following Restricted Payments:

              (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of the declaration of such dividend or the giving of such irrevocable redemption notice if such dividend or redemption would have been permitted on the date of declaration or giving of the irrevocable redemption notice without violation of the provisions of the Indenture;

              (2) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or retirement of any shares of Capital Stock of Lennar in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Lennar) of, shares of Qualified Stock (to the extent not applied to the optional redemption of Notes under Section 3.3(b));

              (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Lennar or any Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or the Guarantees in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Lennar) of, shares of Qualified Stock (to the extent not applied to the optional redemption of Notes under Section 3.3(b)) or Refinancing Indebtedness;

              (4) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of Lennar or any Subsidiary held by officers or employees or former officers or employees of Lennar or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year plus $5 million in the aggregate since the Issue Date;

              (5) the payment of dividends by a Restricted Subsidiary to the holders of its Capital Stock pro rata or by Lennar in respect of Disqualified Stock permitted to have been issued as described under
       Section 4.12; and

              (6) the acquisition and cancellation by U.S. Home of U.S. Home's 8.88% Senior Subordinated Notes due 2007 or U.S. Home's 8.875% Senior Subordinated Notes due 2009 upon exercise by the holders of the "Change in Control put" in connection with the acquisition of U.S. Home by Lennar or other repayment or defeasance of such notes within 91 days after the Issue Date;

provided, however, that each Restricted Payment described in Section 4.10(b)(1) and (2) shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to Section 4.10(a)(3).

              (c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, (i) the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by Lennar or any Restricted Subsidiary in respect of such guarantee, shall be deducted and
(ii) Restricted Payments made after the Issue Date pursuant to Section 4.10(b)(1) through (4), both inclusive, shall be included in such calculation.

              In determining the "fair market value of Property" for purposes of
Section 4.10(a)(3)(b), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The "equity value" of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or
(ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of Lennar.

              (d) Not later than three Business Days before making any Restricted Payment, Lennar shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

              SECTION 4.11. Limitation on Transactions
                            with Affiliates.

              (a) Unless the Notes are rated the Required Rating (during which time this Section 4.11 will not be in effect), Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of Lennar or any

Affiliate of any of Lennar's Subsidiaries or any holder of 10% or more of the Common Equity of Lennar (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by Lennar or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of Lennar or any of Lennar's Subsidiaries.

              In addition, Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

              (1) with respect to any such Affiliate Transaction involving or having a value of more than $5 million, Lennar shall have (x) obtained the approval of a majority of the Board of Directors of Lennar and (y) either obtained the approval of a majority of Lennar's disinterested directors or obtained an opinion of a qualified independent financial advisor or, if applicable, a qualified independent real estate appraisal firm to the effect that such Affiliate Transaction is fair to Lennar or such Restricted Subsidiary, as the case may be, from a financial point of view and

              (2) with respect to any such Affiliate Transaction involving or having a value of more than $25 million, Lennar shall have (x) obtained the approval of a majority of the Board of Directors of Lennar and (y) delivered to the Trustee an opinion of a qualified independent financial advisor or, if applicable, a qualified independent real estate appraisal firm to the effect that such Affiliate Transaction is fair to Lennar or such Restricted Subsidiary, as the case may be, from a financial point of view.

              (b) The restrictions set forth in paragraph (a) of this Section
4.11 shall not apply to:

              (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of Lennar or any Subsidiary of Lennar as determined in good faith by Lennar's Board of Directors or senior management,

              (2) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of Lennar or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of Lennar,

              (3) Capital Stock issuances to directors, officers and employees of Lennar or its Subsidiaries pursuant to plans approved by the stockholders of Lennar,

              (4) any Restricted Payment otherwise permitted under Section 4.10,

              (5) any transaction between or among Lennar and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of Lennar (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

              (6) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to Lennar or a Restricted Subsidiary, and

              (7) transactions between or among Lennar or any Restricted Subsidiary thereof and Lennar Land Partners I and Lennar Land Partners II, both Delaware general partnerships (collectively the "Land Partnership"); provided, that such transactions are (i) permitted by and are effected in accordance with the terms of the Partnership Agreement of the Land Partnership and the By-Laws of Lennar, in each case as in effect on the Issue Date and (ii) are in any event approved by a majority of the Board of Directors of Lennar.

              SECTION 4.12. Limitation on Incurrence of
                            Additional Indebtedness.

              (a) Unless the Notes are rated the Required Rating (during which time this Section 4.12 will not be in effect), Lennar will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness and any additional Notes); provided, that Lennar and any Restricted Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness) if, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

              (b) Notwithstanding Section 4.12(a), the provisions of the Indenture will not prevent the incurrence of:

              (1) Permitted Indebtedness,

              (2) Refinancing Indebtedness,

              (3) Non-Recourse Indebtedness of Lennar or any Restricted Subsidiary Guarantor,

              (4) any Guarantee of Indebtedness of Lennar represented by the Notes, and

              (5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

              (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred pursuant to Section 4.12(a) or (b), Lennar, in its sole discretion,

              (1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

              (2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

              (3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

              (d) Lennar shall not, and shall not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Lennar or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Lennar or such Guarantor, as the case may be.

              (e) Prior to any incurrence of Indebtedness pursuant to Section 4.12(a), Lennar shall deliver to the Trustee an Officers' Certificate setting forth the calculations by which such incurrence was determined to be permitted.

              SECTION 4.13. Limitation on Dividend and Other
                            Payment Restrictions Affecting
                            Restricted Subsidiaries.

              Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of leases and other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

              (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by Lennar or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to Lennar or any other Restricted Subsidiary,

              (2) make loans or advances to Lennar or any other Restricted Subsidiary, or

              (3) transfer any of its properties or assets to Lennar or any other Restricted Subsidiary, except for:

              (a) encumbrances or restrictions existing under or by reason of applicable law,

              (b) covenants or restrictions contained in Indebtedness in effect on the date of the Indenture as such covenants or restrictions are in effect on such date,

              (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or to the obligor on such Indebtedness and its Subsidiaries,

              (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

              (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of Lennar to pay dividends or make or repay loans or advances prior to default thereunder,

              (f) borrowing base covenants set forth in Credit Facilities,

              (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or any license of intellectual property of Lennar or any Restricted Subsidiary, and

              (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

              SECTION 4.14. Change in Control.

              (a) Upon the occurrence of a Change in Control, each Holder will have the right to require that Lennar repurchase all or any portion of such Holder's Notes that is an integral multiple of $1,000, pursuant to the offer described below (the "Change in Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

              (b) Within 30 days following the date upon which a Change in Control occurs, Lennar shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee provided at least 5 days prior to such mailing, which notice shall govern the terms of the Change in Control Offer. Such notice shall state:

                     (i) that the Change in Control Offer is being made pursuant to this Section 4.14, that all Notes duly tendered and not withdrawn will be accepted for payment and that the Change in Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                     (ii) the purchase price (including the amount of accrued
              interest) and the purchase date (which shall be no earlier than 60 days nor later than 90 days following the date of the Change in Control, other than as may be required by law) (the "Change in Control Purchase Date");

                     (iii) that any Note not tendered will continue to accrue
              interest;

                     (iv) that, unless Lennar defaults in making payment
              therefor, any Note accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date;

                     (v) that Holders electing to have a Note purchased pursuant to a Change in Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change in Control Purchase Date;

                     (vi) that Holders will be entitled to withdraw their
              election if the Paying Agent receives, not later than the second Business Day prior to the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have all or a portion of such Notes purchased;

                     (vii) that Holders whose Notes are purchased only in part
              will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                     (viii) the circumstances and relevant facts regarding such
              Change in Control.

              (c) On or before the Change in Control Purchase Date, Lennar shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent in accordance with Section
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by Lennar. Upon receipt by the Paying Agent of the monies specified in clause (ii) of the preceding sentence and a copy of the Officers' Certificate specified in clause (iii) of such sentence, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

              (d) Neither the Board of Directors of Lennar nor the Trustee may waive the provisions of this Section 4.14 relating to Lennar's obligation to repurchase Notes upon a Change in Control.

              (e) Lennar will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change in Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, Lennar shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue thereof.

              (f) Notwithstanding anything herein to the contrary, Lennar shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the time and otherwise in compliance with the requirements of this Section 4.14 applicable to a Change in Control Offer made by Lennar and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

              SECTION 4.15. Limitation on Preferred Stock
                            of Restricted Subsidiaries.

              Lennar shall not permit any of its Restricted Subsidiaries that is not a Restricted Subsidiary Guarantor to issue any Preferred Stock to any Person other than Lennar or a Restricted Subsidiary; provided, however, that any Preferred Stock in any such Restricted Subsidiary that is owned by any Subsidiary that ceases to be a Restricted Subsidiary shall be deemed to be issued and shall be treated as an issuance for purposes of this covenant at the time the Subsidiary in question ceases to be a Restricted Subsidiary.

              SECTION 4.16. Limitation on Liens.

              Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

              SECTION 4.17. Conduct of Business.

              Lennar shall, and shall cause its Restricted Subsidiaries to, engage primarily in the Real Estate Business and other activities related to or arising out of any activities comprised in the Real Estate Business.

              SECTION 4.18. Limitation on Asset
                            Dispositions.

              (a) Unless the Notes are rated the Required Rating (during which time this Section 4.18 will not be in effect) Lennar shall not, and shall not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

              (1) Lennar (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

              (2) not less than 75% of the consideration received by Lennar (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

              The amount of any Indebtedness (other than any Indebtedness subordinated to the Notes) of Lennar or any Restricted Subsidiary that is assumed by the transferee in such Asset Disposition and for which recourse to Lennar or such Restricted Subsidiary is released by the obligee shall be deemed to be consideration required by clause (2) above for purposes of determining the percentage of such consideration received by Lennar or the Restricted Subsidiaries.

              (b) The Net Cash Proceeds of an Asset Disposition shall, within one year, at Lennar's election, (i) be used by Lennar or a Restricted Subsidiary to acquire capital assets for use in the Real Estate Business conducted by Lennar and the Restricted Subsidiaries or any other business of Lennar or a Restricted Subsidiary existing at the time of such Asset Disposition or (ii) to the extent not so used, be applied to make an offer to purchase (the "Net Cash Proceeds Offer") the Notes and, if Lennar or a Restricted Subsidiary elects or is required to do so, permanently repay, or otherwise permanently reduce the outstanding amount of any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment or reduction is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and (y) the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment or reduction) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest to the date of repurchase or reduction.

              (c) Notwithstanding paragraph (b) of this Section 4.18,

                     (i) Lennar will not be required to apply such Net Cash
              Proceeds to the repurchase of Notes in accordance with Section 4.18(b)(ii) except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds Offer shall have been made, exceed 5% of Consolidated Tangible Assets,

                     (ii) Lennar will not be required to apply any Net Cash
              Proceeds to the repurchase of Notes in accordance with Section 4.18(b)(ii) if such Net Cash Proceeds relate to an Asset Disposition of an asset of U.S. Home or any of its Subsidiaries to the extent that the transfer of such Net Cash Proceeds from U.S. Home to Lennar would violate the terms of any U.S. Home Existing Debt Issues then outstanding, and

                     (iii) in connection with any Asset Disposition, Lennar and the Restricted Subsidiaries will not be required to comply with
              Section 4.18(a)(2) to the extent that the aggregate non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

              (d) Subject to the deferral of the Net Cash Proceeds Offer contained in clause (b)(ii) above, each notice of a Net Proceeds Offer pursuant to this Section 4.18 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 30 days after the date on which Lennar becomes obligated to make such Offer to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Cash Proceeds Offer and shall state the following terms:

                     (i) that the Net Cash Proceeds Offer is being made pursuant to this Section 4.18, that all Notes
              tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Cash Proceeds Offer at the expiration of such offer plus other unsubordinated Indebtedness to be repaid or reduced exceeds the aggregate amount of the Net Cash Proceeds Offer, the Company shall select from the Notes and such other Indebtedness on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Cash Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                     (ii) the purchase price (including the amount of accrued
              interest) and the purchase date (which shall be no earlier than 60 nor later than 90 days following the date on which Lennar becomes obligated to make the Net Cash Proceeds Offer and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

                     (iii) that any Note not tendered will continue to accrue
              interest;

                     (iv) that, unless Lennar defaults in making payment
              therefor, any Note accepted for payment pursuant to the Net Cash Proceeds Offer shall cease to accrue interest after the purchase date;

                     (v) that Holders electing to have a Note purchased pursuant to a Net Cash Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the purchase date;

                     (vi) that Holders will be entitled to withdraw their
              election if the Paying Agent receives, not later than the second Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have all or a portion of such Note purchased; and

                     (vii) that Holders whose Notes are purchased only in part
              will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

              (e) On or before the purchase date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Cash Proceeds Offer which are to be purchased in accordance with item (b)(i) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Cash Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

              (f) To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer and other subordinated Indebtedness that is available to be repaid or reduced is less than the amount of Net Cash Proceeds subject to such Net Cash Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes and/or the repayment or reduction of other unsubordinated Indebtedness for general corporate purposes.

              (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Cash Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.18 by virtue thereof.

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

              SECTION 5.1. Merger, Consolidation
                           and Sale of Assets.

              (a) Neither Lennar nor any Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which Lennar or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

              (1) the Person formed by or surviving such consolidation or merger (if other than Lennar or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of Lennar or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

              (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

              (3) immediately after giving effect to such transaction involving Lennar and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of Lennar or the Successor (in the case of a transaction involving Lennar), as the case may be, would be at least equal to the Consolidated Net Worth of Lennar immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with the Indenture,

              (4) immediately after giving effect to such transaction, the Successor could incur at least $1.00 of Indebtedness pursuant to Section 4.12(a) so long as such covenant is then in effect, and

              (5) Lennar or the Successor, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

              (b) The foregoing provisions of paragraph (a) of this Section 5.1 shall not apply to:

              (1) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under Section 10.4, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, or

              (2) a transaction the purpose of which is to change the state of organization of Lennar or any Guarantor.

              (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of Lennar, the Capital Stock of which constitutes all or substantially all of the properties and assets of Lennar, shall be deemed to be the transfer of all or substantially all of the properties and assets of Lennar.

              SECTION 5.2. Successor Corporation Substituted.

              Upon any consolidation, combination or merger or any disposition of all or substantially all of the assets of Lennar in accordance with Section 5.1, the successor Person formed by such consolidation or into which Lennar is merged or to which such conveyance, lease or transfer is made shall (upon the required assumption described in Section 5.1) succeed to, and be substituted for, and may exercise every right and power of, Lennar under this Indenture and the Notes with the same effect as if such successor had been named as Lennar herein and thereafter (except in the case of a lease) the predecessor will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                   ARTICLE VI.

                                    REMEDIES

              SECTION 6.1. Events of Default.

              An "Event of Default" means any of the following events:

              (1) the failure by Lennar to pay interest (including Additional Interest) on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

              (2) the failure by Lennar to pay the principal or repurchase price of or premium on any Note when the same becomes due and payable at maturity, upon redemption, acceleration or otherwise;

              (3) the failure by Lennar or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified in the following paragraph (except in the case of a default under Section 4.14 or Section 5.1, which will constitute an Event of Default with notice but without passage of time);

              (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of Lennar or any Restricted Subsidiary that has an outstanding principal amount of $20 million or more, individually or in the aggregate, and such acceleration is not rescinded, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

              (5) the failure by Lennar or any Restricted Subsidiary to make any required payment due in respect of Indebtedness (other than the Notes and any Non-Recourse Indebtedness) of Lennar or any Restricted Subsidiary that has an outstanding principal amount of $20 million or more, individually or in the aggregate, within 30 days of such payment becoming due and payable;

              (6) a final judgment or judgments that exceed $20 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against Lennar or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered and is not being contested in good faith by appropriate proceedings;

              (7) Lennar or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (A)    commences a voluntary case,

              (B) consents to the entry of an order for relief against it in an involuntary case,

              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

              (D) makes a general assignment for the benefit of its creditors;

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against Lennar or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

              (B) appoints a Custodian of Lennar or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of Lennar or any Restricted Subsidiary that is a Significant Subsidiary, or

              (C) orders the liquidation of Lennar or any Restricted Subsidiary that is a Significant Subsidiary, and, in the case of (A), (B), and (C), the order or decree remains unstayed and in effect for 60 days; or

              (9) any Guarantee of a Restricted Subsidiary Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid, or any Restricted Subsidiary Guarantor denies its liability under its Guarantee (other than by reason of release of a Restricted Subsidiary Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

    A Default as described in clause (3) above will not be deemed an Event of Default until the Trustee notifies Lennar in writing, or the Holders of at least 25 % in principal amount of the then outstanding Notes notify Lennar and the Trustee in writing, of the Default and (except in the case of a default with respect to Section 4.14 or Section 5.1) Lennar does not cure such Default within 30 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "notice of default". If such a Default is cured within such time period, it ceases.

              No action taken by Lennar or a Restricted Subsidiary pursuant to a binding written agreement entered into in good faith at a time when the Notes are rated the Required Rating (and Lennar has not received notice of any pending downgrade(s) from S&P or Moody's, or of the placing of the Notes on "credit watch" or other similar event by S&P or Moody's) will give rise to a Default or Event of Default because between the time the agreement is signed and the time the action takes place, the Notes cease to be rated the Required Rating if such action is completed in accordance with the terms of the agreement by the deadline for performance, if any.

              SECTION 6.2. Acceleration.

              (a) If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.1) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to Lennar and, if such notice is given by Holders, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (7) or
(8) of Section 6.1 occurs and is continuing, then all unpaid Obligations on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

              (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if Lennar has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (3) or (4) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

              SECTION 6.3. Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect all amounts due with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

              SECTION 6.4. Waiver of Past Defaults.

              Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in clause (1) or
(2) of Section 6.1 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

              SECTION 6.5. Control by Majority.

              Subject to Section 2.9, the Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article VI and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

              SECTION 6.6. Limitation on Suits.

              No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 25 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 25-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

              The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of any amount due with respect to such Note on or after the respective due dates expressed or provided for in such Note.

              A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

              SECTION 6.7. Right of Holders to Receive Payment.

              Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of all amounts due with respect to such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

              SECTION 6.8. Collection Suit by Trustee.

              If an Event of Default specified in clause (1) or (2) of Section
6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Lennar, or any other obligor on the Notes for the whole amount remaining unpaid with respect to the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              SECTION 6.9. Trustee May File Proofs of Claim.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to Lennar or Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Lennar's payment obligations under this Section 6.9 shall be secured in accordance with the provisions of Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

              SECTION 6.10. Priorities.

              If the Trustee collects any money pursuant to this Article VI it shall pay out such money, subject to the provisions of Article X, in the following order:

              First: to the Trustee for amounts due under Section 7.7;

              Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind;

              Third: to Holders for all other amounts owing under the Notes, ratably, without preference or priority of any kind; and

              Fourth: the balance, if any, to Lennar.

              The Trustee, upon prior written notice to Lennar, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

              SECTION 6.11. Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

              SECTION 6.12. Restoration of Rights and Remedies.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case Lennar, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                     TRUSTEE

              SECTION 7.1. Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs.

              (b)    Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

       Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the second paragraph of Section 6.1 or Section 6.2, 6.4 or 6.5.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section
7.1 and Section 7.2.

              (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with Lennar. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

              (g) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless (i) it is provided adequate funds to enable it to do so and (ii) it receives indemnity reasonably satisfactory to it against any loss, liability, fee or expense.

              SECTION 7.2. Rights of Trustee.

              Subject to Section 7.1:

              (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not and shall not be required to investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.4 and
11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to Lennar, to examine the books, records, and premises of Lennar, personally or by agent or attorney and to consult with the officers and representatives of Lennar, including Lennar's accountants and attorneys.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

              (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

              (h) Delivery of reports, information and documents to the Trustee under Section 4.8 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Lennar's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

              SECTION 7.3. Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with

Lennar, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

              SECTION 7.4. Trustee's Disclaimer.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for Lennar's use of the proceeds from the Notes, and it shall not be responsible for any statement of Lennar in this Indenture or any document entered into or issued in connection with the issuance and sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication.

              SECTION 7.5. Notice of Default.

              If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or premium, if any, or interest on, any Note, including an accelerated payment, a Default in payment on the Change in Control Payment Date pursuant to a Change in Control Offer or a Default in compliance with
Article V hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

              SECTION 7.6. Reports by Trustee to Holders.

              Within 60 days after May 15 of each year beginning with 2001, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

              A copy of each report at the time of its mailing to Holders shall be mailed to Lennar and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

              Lennar shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

              SECTION 7.7. Compensation and Indemnity.

              Lennar shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by Lennar and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Lennar shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances or expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

              Lennar shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by any of them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify Lennar promptly of any claim asserted against the Trustee for which it may seek indemnity, provided, however, that failure to so notify Lennar shall not release Lennar of its obligations hereunder unless, and then only to the extent, such failure results in the forfeiture by Lennar of substantial rights and defenses. At the Trustee's sole discretion, Lennar shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and Lennar shall pay the reasonable fees and expenses of such counsel.

              To secure Lennar's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

              The provisions of this Section 7.7 shall survive the termination of this Indenture.

              SECTION 7.8. Replacement of Trustee.

              The Trustee may resign at any time by so notifying Lennar in writing at least 30 days in advance of such resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with Lennar's consent, by so notifying Lennar and the Trustee. Lennar may remove the Trustee if:

              (1)    the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Lennar shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Lennar.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Lennar. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail notice of such successor Trustee's appointment to each Holder.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Lennar or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.8, Lennar's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

              SECTION 7.9. Successor Trustee by Merger, Etc.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VII.

              SECTION 7.10. Eligibility; Disqualification.

              This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a corporate trust office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Lennar are outstanding, if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to Lennar, as obligor of the Notes.

              SECTION 7.11. Preferential Collection of
                            Claims Against Lennar.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to Lennar, as obligor of the Notes.

                                  ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

              SECTION 8.1. Termination of Company's Obligations.

              (a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange and replacement of the Notes and the maintenance of an office or agency for payments, as expressly provided for in this Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Lennar and thereafter repaid to Lennar or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Lennar has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation to the date of deposit together with irrevocable instructions from Lennar directing the Trustee to apply such funds to the payment thereof; (ii) Lennar has paid all other sums payable under this Indenture by Lennar; and (iii) Lennar has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

              (b) Lennar may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). As a result of such Legal Defeasance, Lennar shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) Lennar's obligations with respect to the Notes concerning issuing temporary Notes, registration, transfer and exchange of Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and Lennar's obligations in connection therewith and (iv) the Legal Defeasance provisions of this Section 8.1.

              (c) In addition, Lennar may, at its option and at any time, elect to have the obligations of Lennar and the corresponding obligations of the Guarantors released with respect to Sections 4.10 through 4.18 and Article V ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under
Section 6.1 (except those events described in Section 6.1(1), (2), (7) and (8)) will no longer constitute an Event of Default with respect to the Notes.

              (d)    In order to exercise either Legal Defeasance or Covenant
Defeasance:

                     (1) Lennar must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest on, the outstanding Notes to maturity or prior redemption;

                     (2) in the case of Legal Defeasance, Lennar shall have delivered to the Trustee an Opinion of Counsel stating that (i) Lennar has received from, or there has been published by, the

Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (3) in the case of Covenant Defeasance, Lennar shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (after giving effect thereto) or, in connection with a Legal Defeasance, insofar as clauses (7) and (8) under
Section 6.1 are concerned, at any time in the period ending the 91st day after the date of deposit;

                     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Lennar or any of its Subsidiaries is a party or by which Lennar or any of its Subsidiaries is bound;

                     (6) Lennar shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Lennar with the intent of preferring the holders of Notes over the other creditors of Lennar with the intent of defeating, hindering, delaying or defrauding creditors of Lennar or others; and

                     (7) Lennar shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

              SECTION 8.2. Application of Trust Money.

              The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with Lennar.

              Lennar shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

              SECTION 8.3. Repayment to Lennar.

              Subject to Section 8.1, the Trustee and the Paying Agent shall promptly pay to Lennar upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to Lennar upon request any money held by them for the payment of the Notes that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of Lennar cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to Lennar. After payment to Lennar, Holders entitled to such money must look to Lennar for payment as general creditors unless an applicable law designates another Person.

              SECTION 8.4. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Lennar's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if Lennar has made any payment with respect to any Notes because of the reinstatement of their obligations, Lennar shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

              SECTION 8.5. Acknowledgment of Discharge by Trustee.

              After (i) the conditions of Section 8.1 have been satisfied, (ii) Lennar has paid or caused to be paid all other sums payable hereunder by Lennar and (iii) Lennar has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above have been complied with, the Trustee upon request shall acknowledge in writing the discharge of Lennar's obligations under this Indenture except for those surviving obligations specified in Section 8.1.

                                   ARTICLE IX.

                          MODIFICATION OF THE INDENTURE

              SECTION 9.1. Without Consent of Holders.

              Notwithstanding Section 9.2, Lennar, the Guarantors and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.1 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (e) to add a Guarantor or to delete a Guarantor which, in accordance with the terms of this Indenture, ceases to be liable on its Guarantee; or (f) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect. Notwithstanding the foregoing, the Trustee and Lennar may not make any change that adversely affects the rights of any Holder in any material respect under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officer Certificate of Lennar.

              SECTION 9.2. With Consent of Holders.

              All other modifications, waivers and amendments of this Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment or waiver may: (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under Section 3.3 or with respect to mandatory offers to repurchase Notes described under Section 4.14 or Section 4.18; (4) make any Note payable in any currency other than that specified in connection with the issuance thereof; (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of all amounts due with respect to such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (6) modify the ranking or priority of the Notes or any Guarantee; (7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture; or (8) waive a continuing Default or Event of Default in the payment of any required amount due on the Notes.

              After an amendment, supplement or waiver under this Section 9.2 becomes effective (as provided in Section 9.4), Lennar shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Lennar to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

              SECTION 9.3. Compliance with TIA.

              Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.3 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

              SECTION 9.4. Revocation and Effect of Consents.

              Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or Lennar received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

              Lennar may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

              SECTION 9.5. Notation on or Exchange of Notes.

              If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the

Holder. Alternatively, if Lennar or the Trustee so determine, Lennar in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

              SECTION 9.6. Trustee to Sign Amendments, Etc.

              The Trustee shall execute any amendment, supplement or, waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustees own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate, stating that no Default or Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE X.

                               GUARANTEE OF NOTES

              SECTION 10.1. Unconditional Guarantee.

              Each Guarantor, if any, hereby jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due with respect to the Notes (including any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

              Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

              No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

              Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

              SECTION 10.2. Limitations on Guarantees.

              The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

              The Guarantors shall include (i) each of the Company's Restricted Subsidiaries as of the Issue Date other than its Foreign Subsidiaries, (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms hereof as a Guarantor; and (iii) any Restricted Subsidiary, whether formed or acquired after the Issue Date, that guarantees any outstanding Indebtedness of Lennar or any Restricted Subsidiary; provided, however, that if any Guarantor is released from its guarantee of the outstanding Indebtedness of Lennar or any Restricted Subsidiary, such Guarantor shall be automatically released from its obligations as Guarantor and, from and after such date, such Guarantor shall cease to constitute a Guarantor.

              SECTION 10.3. Execution and Delivery of Guarantee.

              To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit F hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

              If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

              The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

              SECTION 10.4. Release of a Guarantor.

              (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Disposition the Net Cash Proceeds of which are applied in accordance with Section 4.18, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article V (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, or if a Guarantor is designated an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary", such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in accordance with this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this
Article X.

              (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.4, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates.

              The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this
Article X.

              Except as set forth in Articles IV and V and this Section 10.4, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

              SECTION 10.5. Waiver of Subrogation.

              Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.5 is knowingly made in contemplation of such benefits.

              SECTION 10.6. No Set-Off.

              Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

              SECTION 10.7. Obligations Absolute.

              The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

              SECTION 10.8. Obligations Continuing.

              The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

              SECTION 10.9. Obligations Not Reduced.

              The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

              SECTION 10.10. Obligations Reinstated.

              The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

              SECTION 10.11. Obligations Not Affected.

              The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

              (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

              (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

              (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

              (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

              (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

              (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

              (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

              (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

              (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

              (j) any other circumstance, including release of the Guarantor pursuant to Section 10.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

              SECTION 10.12. Waiver.

              Without in any way limiting the provisions of Section 10.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

              SECTION 10.13. No Obligation to Take Action Against the Company.

              Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

              SECTION 10.14. Dealing with the Company and Others.

              The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

              (a) grant time, renewals, extension, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

              (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

              (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

              (d)    accept compromises or arrangements from the Company;

              (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

              (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

              SECTION 10.15. Default and Enforcement.

              If any Guarantor fails to pay in accordance with Section 10.1 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

              SECTION 10.16. Amendment, Etc.

              No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

              SECTION 10.17. Acknowledgment.

              Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

              SECTION 10.18. Costs and Expenses.

              Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the

Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

              SECTION 10.19. No Merger or Waiver; Cumulative Remedies.

              No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              SECTION 10.20. Survival of Obligations.

              Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section
10.1 shall survive the payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

              SECTION 10.21. Guarantee in Addition to Other Obligations.

              The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

              SECTION 10.22. Severability.

              Any provision of this Article X which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article X.

              SECTION 10.23. Successors and Assigns.

              Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                   ARTICLE XI.

                                  MISCELLANEOUS

              SECTION 11.1. TIA Controls.

              If any provision of this Indenture or any Guarantee limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

              SECTION 11.2. Notices.

              Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to Lennar or any Guarantor:

                     700 N.W. 107th Avenue
                     Miami, FL  33172
                     Telecopier Number:  (305) 227-7115
                     Attention:  Chief Financial Officer

              if to the Trustee:

                     1 Bank One Plaza
                     Suite IL 1-0126
                     Chicago, Illinois 60670-0126
                     Telecopier Number:  (312) 407-4656
                     Attention:  Global Corporate Trust Services

              Each of Lennar and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to Lennar or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

              Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA Section 313(c), to the extent required by the TIA.

              Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

              SECTION 11.3. Communications by Holders with Other Holders.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Lennar, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

              SECTION 11.4. Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by Lennar to the Trustee to take any action under this Indenture, Lennar shall furnish to the Trustee:

              (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by Lennar, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by Lennar, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

              SECTION 11.5. Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.6, shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

              SECTION 11.6. Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

              SECTION 11.7. Legal Holidays.

              If any payment date is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

              SECTION 11.8. Governing Law.

              THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Indenture.

              SECTION 11.9. No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement of Lennar or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

              SECTION 11.10. No Personal Liability.

              No director, officer, employee or stockholder of Lennar or any Guarantor, as such, shall have any liability for any obligations of Lennar or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

              SECTION 11.11. Successors.

              All agreements of Lennar in this Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.

              SECTION 11.12. Duplicate Originals.

              All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

              SECTION 11.13. Severability.

              In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                     LENNAR CORPORATION

                     By:/s/ David B. McCain
                        ---------------------------------
                        Name: David B. McCain
                        Title:

                     BCDC CORP.,
                     BOCA GREENS, INC.,
                     BOCA ISLES CLUB, INC.,
                     BOCA ISLES SOUTH CLUB, INC.,
                     BRAMALEA CALIFORNIA, INC.,
                     BRAMALEA CALIFORNIA PROPERTIES, INC.,
                     BRAMALEA CALIFORNIA REALTY, INC.,
                     CLODINE-BELLAIRE LP, INC.,
                     CLUB PEMBROKE ISLES, INC.,
                     DCA AT BANYAN TREE, INC.,
                     DCA AT NORTH LAUDERDALE, INC.,
                     DCA AT PEMBROKE POINTE, INC.,
                     DCA AT WIGGINS BAY, INC.,
                     DCA GENERAL CONTRACTORS, INC.,
                     DCA HOMES OF CENTRAL FLORIDA, INC.,
                     DCA NJ REALTY, INC.,
                     DCA OF BROWARD COUNTY, INC.,
                     DCA OF HIALEAH, INC.,
                     DCA OF LAKE WORTH, INC.,
                     DCA OF NEW JERSEY, INC.,
                     DEVCO LAND CORP.,
                     DYEING & FINISHING, INC.,
                     FIRST ATLANTIC BUILDING CORP.,
                     GREYSTONE CONSTRUCTION, INC.,
                     GREYSTONE HOMES, INC.,
                     GREYSTONE HOMES OF NEVADA, INC.,
                     GREYSTONE NEVADA, LLC,
                     HARRIS COUNTY LP, INC.,
                     HILLSIDE, INC.,
                     INACTIVE CORPORATIONS, INC.,
                     KINGS ISLE RECREATION CORP.,
                     KINGS RIDGE GOLF CORPORATION,
                     KINGS RIDGE RECREATION CORPORATION,
                     KINGS WOOD DEVELOPMENT CORPORATION,
                     LENNAR ACQUISITION CORP. II,
                     LENNAR.COM, INC.,
                     LENNAR COMMUNITIES, INC.,
                     LENNAR COMMUNITIES DEVELOPMENT, INC.,
                     LENNAR CONSTRUCTION, INC.,
                     LENNAR FINANCIAL SERVICES, INC.,
                     LENNAR HOMES, INC.,
                     LENNAR HOMES OF ARIZONA, INC.,
                     LENNAR HOMES OF CALIFORNIA, INC.,

                     **LENNAR HOMES OF TEXAS LAND AND CONSTRUCTION, LTD., **LENNAR HOMES OF TEXAS SALES AND MARKETING, LTD.,
                     LENNAR LA PAZ LIMITED, INC.,
                     LENNAR LA PAZ, INC.,
                     LENNAR LAND PARTNERS SUB, INC.,
                     LENNAR LAND PARTNERS SUB II, INC.,
                     LENNAR MANAGEMENT, INC.,
                     LENNAR NEVADA, INC.,
                     LENNAR NORTHLAND I, INC.,
                     LENNAR NORTHLAND II, INC.,
                     LENNAR NORTHLAND III, INC.,
                     LENNAR NORTHLAND IV, INC.,
                     LENNAR NORTHLAND V, INC.,
                     LENNAR NORTHLAND VI, INC.,
                     LENNAR OCEANSIDE, LLC,
                     *LENNAR PACIFIC, INC.,
                     *LENNAR PACIFIC, L.P.,
                     *LENNAR PACIFIC PROPERTIES, INC.,
                     LENNAR REALTY, INC.,
                     LENNAR RENAISSANCE, INC.,
                     LENNAR SACRAMENTO, INC.,
                     LENNAR SALES CORP.,
                     LENNAR SAN JOSE HOLDINGS, INC.,
                     LENNAR SOUTHLAND I, INC.,
                     LENNAR SOUTHLAND II, INC.,
                     LENNAR SOUTHLAND III, INC.,
                     LENNAR SOUTHWEST HOLDING CORP.,
                     LENNAR TEXAS HOLDING COMPANY,
                     LENNAR TITLE SERVICES, INC.,
                     LONG POINT DEVELOPMENT CORPORATION,
                     LUCERNE GREENS, INC.,
                     LUCERNE MERGED CONDOMINIUMS, INC.,
                     M.A.P. BUILDERS, INC.,
                     M.A.P. VINEYARDS OF PLANTATION, INC.,
                     MARLBOROUGH DEVELOPMENT CORPORATION,
                     MIDLAND HOUSING INDUSTRIES CORP.,
                     MIDLAND INVESTMENT CORPORATION,
                     MISSION VIEJO HOLDINGS, INC.,
                     MISSION VIEJO 12S VENTURE, LP,
                     MONTEREY VILLAGE DEVELOPMENT CORP.,
                     QUALITY ROOF TRUSS COMPANY,
                     RANCHO SUMMIT, LLC,
                     REGENCY TITLE COMPANY,
                     RIVIERA LAND CORP.,
                     ROCKHURST-FONTAINE LIMITED PARTNERSHIP,
                     SANTA FE LAKES, L.P.,
                     SAVELL GULLEY DEVELOPMENT CORPORATION,
                     SILVER LAKES-GATEWAY CLUBHOUSE, INC.,
                     SLTC, INC.,
                     STRATEGIC HOLDINGS, INC.,
                     STRATEGIC TECHNOLOGIES, INC.,
                     STRATEGIC TECHNOLOGIES COMMUNICATIONS OF CALIFORNIA, INC., SUPERIOR REALTY & MARKETING, INC.,
                     UNIVERSAL TITLE INSURORS, INC.,

                     U.S. HOME CORPORATION (f/k/a LEN ACQUISITION CORPORATION),
                     W. B. HOMES, INC.,
                     WESTCHASE, INC.,
                     BRUSHMASTERS, INC.,
                     CANTERBURY CORPORATION,
                     COUNTRYPLACE GOLF COURSE, INC.,
                     E.M.J.V. CORP.,
                     HOMECRAFT CORPORATION,
                     IMPERIAL HOMES CORPORATION,
                     LUNDGREN BROS. CONSTRUCTION, INC.,
                     MID-COUNTY UTILITIES, INC.,
                     OCEANPOINTE DEVELOPMENT CORPORATION,
                     ORRIN THOMPSON CONSTRUCTION COMPANY,
                     ORRIN THOMPSON HOMES CORP.,
                     PAPARONE CONSTRUCTION CO.,
                     PRARIE LAKE CORPORATION,
                     RIVENHOME CORPORATION,
                     RUTENBERG HOMES, INC. (FL),
                     RUTENBERG HOMES, INC. (TX),
                     STONEY CORPORATION,
                     SUMMERWAY INVESTMENT CORP.,
                     U.S. HOME & DEVELOPMENT CORPORATION,
                     U.S. HOME OF ARIZONA CONSTRUCTION CO.,
                     U.S. HOME OF COLORADO REAL ESTATE, INC.,
                     U.S. HOME REALTY CORPORATION,
                     U.S. HOME REALTY, INC. (MD),
                     U.S. HOME REALTY, INC. (TX),
                     U.S.H. CORPORATION OF NEW YORK,
                     U.S. H. LOS PRADOS, INC.,
                     USH ACQUISITION CORP.,
                     USH EQUITY CORPORATION,
                     USH HOLDING, INC.,
                     USH MILLENNIUM VENTURES CORP.,
                     USH/MJR, INC.,
                     USH (WEST LAKE), INC.,
                     USH WOODBRIDGE, INC. and
                     WESTSTONE CORPORATION,

                     as Guarantors

                     By: /s/ David B. McCain
                        ---------------------------------
                        Name:  David B. McCain
                        Title: Vice President

---------------
*Executed by authorized agent.

**Executed by Lennar Texas Holding Company, as General Partner.

                          BANK ONE TRUST COMPANY, N.A.,
                          as Trustee

                          By:/s/ Mary R. Fonti
                             ------------------------------
                             Name:  Mary R. Fonti
                             Title: Trustee

                                                                       EXHIBIT A

                             [FORM OF SERIES A NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OF THIS SECURITY OR ANY AFFILIATED PERSON OF THE ISSUER WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER,
(B) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO THE TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                      CUSIP No.:

                               LENNAR CORPORATION

                      9.95% SENIOR NOTE DUE 2010, SERIES A

No.                                                                        $

              LENNAR CORPORATION, a Delaware corporation (the "Company," which term includes any successor entities), for value received promises to pay to ___________________ or registered assigns the principal sum of ________________ Dollars on May 1, 2010.

              Interest Payment Dates: June 1 and December 1,

commencing December 1, 2000

              Record Dates: May 15 and November 15

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, Lennar has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           LENNAR CORPORATION

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

Dated:

Certificate of Authentication

              This is one of the 9.95% Senior Notes due 2010, Series A, referred to in the within-mentioned Indenture.

                                                                    , as Trustee

                                            By:
                                               ---------------------------------
                                                            Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                      9.95% Senior Note due 2010, Series A

              Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 3, 2000 (the "Indenture"), and as amended from time to time, among Lennar Corporation, a Delaware corporation (the "Company"), the Guarantors named therein and Bank One Trust Company, NA, as trustee (the "Trustee").

              (1) Interest. Lennar promises to pay interest on the principal amount of this Note at the rate per annum above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 3, 2000. Lennar will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

              Lennar shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

              (2) Method of Payment. Lennar shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement) or a Change in Control Offer) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Lennar shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Lennar may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender or by wire transfer of immediately available funds. Lennar may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

              (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. Lennar may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

              (4) Indenture. Lennar issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of Lennar designated as its 9.95% Senior Notes due 2010, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $500,000,000 which may be issued under the Indenture. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of Lennar. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

              (5) Redemption. The Notes are redeemable, at Lennar's option, in whole or in part from time to time, at any time after May 1, 2005, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

       Year                                                             Percentage
       ----                                                             ----------
       2005                                                              104.975%
       2006                                                              103.317%
       2007                                                              101.656%
       2008 and thereafter                                               100.000%


              Notwithstanding the foregoing, at any time, or from time to time, on or prior to May 1, 2003, Lennar may, at its option, redeem, with the net cash proceeds of one or more Equity Offerings by Lennar, up to 35% of the aggregate principal amount of the Notes issued and sold by Lennar at a redemption price equal to 109.950% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, provided, that at least 65% of the aggregate principal amount of the Notes issued and sold by Lennar remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, Lennar shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

              (6) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

              Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Lennar defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

              (7) Offers to Purchase. The Indenture provides that, after certain Asset Dispositions and upon the occurrence of a Change in Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

              (8) Registration Rights. Pursuant to the Registration Rights Agreement among Lennar, the Guarantors and the Initial Purchasers, Lennar will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Lennar's 9.95% Senior Notes due 2010, Series B (the "Unrestricted Notes"), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

              (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption except for the unredeemed portion of any Note being redeemed in part.

              (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

              (11) Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to

Lennar. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              (12) Discharge Prior to Redemption or Maturity. If Lennar at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Lennar will be discharged from certain provisions of the Indenture and the Notes (excluding certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

              (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Section 5.1 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

              (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of Lennar and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of Restricted Subsidiaries, and on the ability of Lennar to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Lennar's and the Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, Lennar must annually report to the Trustee on compliance with such limitations.

              (15) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

              (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

              (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Lennar, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

              (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of Lennar or any Guarantor shall have any liability for any obligations of Lennar or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

              (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

              (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

              (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Note.

              (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Lennar has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              Lennar will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which includes the text of this Note. Requests may be made to: Lennar Corporation, 700 N.W. 107th Avenue, Miami, FL 33172.

                                 ASSIGNMENT FORM

              If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

----------------------

----------------------

----------------------

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of Lennar. The agent may substitute another to act for him.

Dated:                                        Signed:
      -------------------------                      ---------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

              Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

              In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date (provided, however, that neither Lennar nor any affiliate of Lennar has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time on or prior to the second anniversary of the Issue Date), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]

(1) ___       to Lennar or a Subsidiary thereof; or

(2) ___       pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ___       to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___       outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___       pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___       pursuant to an effective registration statement under the Securities Act; or

(7) ___       pursuant to another available exemption from the registration requirements of the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of Lennar as defined in Rule 144 under the Securities Act (an "Affiliate"):

       [ ]    The transferee is an Affiliate of Lennar.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, Lennar or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or Lennar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

              If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                                    Signed:
      ------------------------                   -------------------------------
                                          (Sign exactly as your name appears
                                          on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

       TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Lennar as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------            --------------------------------------
                                          NOTICE:     To be executed by
                                                      an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.18 of the Indenture, check the appropriate box:

               Section 4.14  [      ]
               Section 4.18  [      ]

              If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
 --------------------

Dated:
      ---------------                   ------------------------------------
                                        NOTICE: The signature on this
                                        assignment must correspond with the name
                                        as it appears upon the face of the
                                        within Note in every particular without
                                        alteration or enlargement or any change
                                        whatsoever and be guaranteed.

Signature Guarantee:
                    -----------------------------------

                                                                       EXHIBIT B

                                                                 CUSIP No.:

                               LENNAR CORPORATION

                      9.95% SENIOR NOTE DUE 2010, SERIES B

No.                                                                       $

              LENNAR CORPORATION, a Delaware corporation (the "Company," which term includes any successor entities), for value received promises to pay to _______________________ or registered assigns the principal sum of _____________ Dollars on May 1, 2010.

              Interest Payment Dates: June 1 and December 1 commencing December 1, 2000

              Record Dates: May 15 and November 15

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, Lennar has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                            LENNAR CORPORATION

                                            By:
                                               -------------------------
                                               Name:
                                               Title:

                                            By:
                                               -------------------------
                                               Name:
                                               Title:

Dated:

Certificate of Authentication

              This is one of the 9.95% Senior Notes due 2010, Series B, referred to in the within-mentioned Indenture.

                                                                    , as Trustee

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory


Date of Authentication:

                              (REVERSE OF SECURITY)

                      9.95% Senior Note due 2010, Series B

              Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 3, 2000 (the "Indenture"), and as amended from time to time, among Lennar Corporation, a Delaware corporation (the "Company"), the Guarantors named therein and Bank One Trust Company, NA, as trustee (the "Trustee").

              (1) Interest. Lennar promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 3, 2000. Lennar will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

              Lennar shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

              (2) Method of Payment. Lennar shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to a Change in Control Offer) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Lennar shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Lennar may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender. Lennar may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

              (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. Lennar may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

              (4) Indenture. Lennar issued the Notes under the Indenture. This Note is one of a duly authorized issue of Exchange Notes of Lennar designated as its 9.95% Senior Notes due 2010, Series B (the "Unrestricted Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $500,000,000, which may be issued under the Indenture.

The Notes include the 9.95% Senior Notes due 2010, Series A (the "Initial Notes"), the Private Exchange Notes, and the Unrestricted Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of Lennar. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

              (5) Redemption. The Notes are redeemable, at Lennar's option, in whole or in part from time to time, at any time after May 1, 2005, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                                                     Percentage
----                                                                                     ----------
2005                                                                                      104.975%
2006                                                                                      103.317%
2007                                                                                      101.658%
2008 and thereafter                                                                       100.000%

              Notwithstanding the foregoing, at any time, or from time to time, on or prior to May 1, 2003, Lennar may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings by Lennar, up to 35% of the aggregate principal amount of the Notes issued and sold by Lennar at a redemption price equal to 109.950% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, provided, that at least 65% of the aggregate principal amount of the Notes issued and sold by Lennar remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, Lennar shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

              (6) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

              Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Lennar defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

              (7) Offers to Purchase. The Indenture provides that, after certain Asset Dispositions and upon the occurrence of a Change in Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

              (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

              (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

              (10) Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              (11) Discharge Prior to Redemption or Maturity. If Lennar at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Lennar will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

              (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the

Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Section 5.1 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

              (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of Lennar and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of Restricted Subsidiaries, and on the ability of Lennar to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Lennar's and the Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, Lennar must annually report to the Trustee on compliance with such limitations.

              (14) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

              (15) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with Article Five of the

Indenture) if it determines that withholding notice is in their interest.

              (16) Trustee Dealings with Lennar. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Lennar, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

              (17) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of Lennar or any Guarantor shall have any liability for any obligations of Lennar or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

              (18) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

              (19) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

              (20) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Note.

              (21) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              (22) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Lennar has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              Lennar will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which includes the text of this Note. Requests may be made to: Lennar Corporation, 700 N.W. 107th Avenue, Miami, FL 33172.

                                 ASSIGNMENT FORM

              If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------

---------------------

---------------------

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                      , agent to transfer
this Note on the books of Lennar. The agent may substitute another to act for him.

Dated:                                        Signed:
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

              Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.18 of the Indenture, check the appropriate box:

               Section 4.14  [      ]
               Section 4.18  [      ]

              If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
 --------------------

Dated:
      ---------------                -----------------------------------------
                                     NOTICE: The signature on this
                                     assignment must correspond with the name
                                     as it appears upon the face of the
                                     within Note in every particular without
                                     alteration or enlargement or any change
                                     whatsoever and be guaranteed.

Signature Guarantee:
                    --------------------------------------

                                                                       EXHIBIT C

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO LENNAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                    ____________________, ______

New York, New York

Ladies and Gentlemen:

              In connection with our proposed purchase of 9.95% Senior Notes due 2010 (the "Notes") of LENNAR CORPORATION ("Lennar"), we confirm that:

              1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

              2. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
       (i) to Lennar or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

              3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, Lennar such certification, legal opinions and other information as the Trustee and Lennar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

              4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
       Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

              5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

              6. We have received a copy of Lennar's Offering Memorandum dated April 28, 2000 and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of Lennar and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

              You, Lennar, the Trustee, the Initial Purchasers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                              Very truly yours,

                                              [Name of Transferee]

                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                 _______________________, ______


New York, New York

         Re:  LENNAR CORPORATION (the "Company")
              9.95% Senior Notes due 2010
              (the "Notes")

Ladies and Gentlemen:

              In connection with our proposed sale of $ ____________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Notes was not made to a person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

              You, Lennar and counsel for Lennar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferee]

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT F

                                    GUARANTEE

              For value received, the undersigned each hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States Dollars of any amounts due with respect to the Notes (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

              Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 3, 2000, among Lennar Corporation, a Delaware corporation, the Guarantors named therein and Bank One Trust Company, NA, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

              The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

              THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

              This Guarantee is subject to release upon the terms set forth in the Indenture.

              The undersigned acknowledges that this Guarantee is subject to the TIA, if and when the Indenture is so subject, and the undersigned agrees to discharge its duties under the TIA.

              IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Dated:
      ------------------------

                                             [NAME OF GUARANTOR],
                                                 as Guarantor

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:



                                      F-2